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                                                                    Exhibit 10.4

     This lease made and entered into this 21 day of November 1996 by and between NEW BOSTON WILMAR LIMITED PARTNERSHIP, a Delaware Limited Partnership, having a business address at One Longfellow Place, Suite 3612, Boston, Massachusetts 02114 (hereinafter called "Landlord") and ASCENT PEDIATRICS, INC. (hereinafter called "Tenant").

     SECTION I. PREMISES. Landlord leases to Tenant, and Tenant hereby hires and takes from Landlord the following described premises subject to the mortgages as hereinafter provided.

     The "premises" are that portion of a building in the Town of Wilmington, Commonwealth of Massachusetts, having a mailing address of 187 Ballardvale Street, Wilmington, Massachusetts 01887 (hereinafter called the "Building") substantially as shown cross-hatched or outlined on the Lease Plan, Exhibit A, hereto attached and made a part hereof, consisting of approximately 14,320 square feet of net rentable area on the First Floor of the Building as shown on Exhibit A. The Building and the parcel of land on which it is located are hereinafter referred to as the "Property".

     Landlord reserves and excepts all rights of ownership and use in all respects outside the premises, including, without limitation, the Building and all other structures and improvements and plazas, parking areas, and common areas on the Property, except as set forth in Section II below and that at all times during the term of this Lease, Tenant shall have a reasonable means of access from the street to the premises. Without limitation of the foregoing reservation of rights by Landlord, it is understood that with regard to the Building, Landlord in its sole discretion shall have

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the right to change, relocate and eliminate facilities therein that are not within the premises, to permit the use of or lease all or part thereof or exhibition and displays to sell, lease or dedicate all or part thereof to public use; and further that Landlord shall have the right to make changes in, additions to and eliminations from the Building, and other structures and improvements on the Property, the premises excepted, provided that the cost of any such changes, additions and eliminations shall be at Landlord's expense subject to the provisions of Section XI of this Lease.

     SECTION II. USE. Tenant shall have the right to use, in common with others so entitled, all Common Areas associated with the Building and located in the Building or on the Property including all hallways, common lavatories, elevators, loading dock, freight elevator, access ways, walkways, courtyards and landscaped areas. Tenant shall have the right in common with others so entitled to use a proportionate share of the Building parking facilities for the parking of automobiles, it being understood and agreed by Tenant however that such parking is on an unreserved and unassigned basis and Landlord does not monitor or supervise use of said parking facilities. Tenant shall use the premises for general offices and other reasonable uses incidental and related thereto, provided that Tenant shall not use, permit nor suffer anything to be done or anything to be brought into or kept in the premises or on the Property which in Landlord's sole judgment occasions discomfort or annoyance to any other tenants or occupants of the Building and parking area or which may tend to impair the reputation or appearance of the Building or the Property or tend to interfere with the proper and economic operation of the Building,

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parking area or the Property by Landlord, or which shall violate the Certificate of Occupancy for the Building or any law or regulation of any governmental body.

     Tenant covenants that it will move into the premises promptly at the commencement of the term hereof and, will continuously use and occupy the entire premises, throughout the term hereof, and further covenants and agrees that, except temporarily by reason of casualty, taking or loss of access, if it vacates the premises or fails for a period in excess of thirty (30) consecutive days to conduct its business therein at any time during the term hereof, without the prior written consent of the Landlord, then all rent and escalation payments reserved in this Lease from the date of such breach to the expiration date of this lease shall immediately become due and payable by Tenant.

     SECTION III. TERM. The term of this lease shall be five (5) years, commencing upon the later to occur of (i) January 15, 1997, or (ii) ten (10) days after Landlord's Work is "Substantially Completed", as hereinafter defined (hereinafter referred to as the "Commencement Date"), and terminating sixty (60) months thereafter, plus the remaining portion of any unexpired month at the end of the term (hereinafter referred to as the "Termination Date"). Landlord anticipates the Commencement Date to occur between January 15, 1997 and February 1, 1997. If the Substantial Completion of Landlord's Work has not occurred by March 15, 1997, Tenant shall have the right to terminate this Lease by notice given on or before March 25, 1997. Tenant shall have a right of access to the premises during the ten (10) day period subsequent to said Substantial Completion date for the purpose of

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installing its cabling, furniture, fixtures and equipment, such access being subject to all of the terms and conditions of this Lease except the obligation to pay rent.

     SECTION IV. RENT. Tenant shall pay rent at the annual rate of Sixteen Dollars ($16.00) per square foot for the net rentable space of the demised premises, as set forth in Section I of this Lease.

     The rent shall be paid in equal installments of one-twelfth (1/12) of the annual rent each in advance of the first day of each calendar month.

     Tenant shall pay a proportionate part of such monthly installment for any fraction of a calendar month at the beginning or end of the lease term.

     In the event that the rent is not paid within five (5) days of the date when due, Landlord shall assess and Tenant shall pay a late charge in an amount equal to interest at the rate of one and one-half (1 1/2%) percent per month on the unpaid balance from the date said rent became due.

     Tenant shall pay the rent without demand or notice and without deduction, abatement, counterclaim, or set-off, to the Landlord in care of New Boston Management Services, Inc., Agent for New Boston Wilmar Limited Partnership, One Longfellow Place, Suite 3612, Boston, Massachusetts 02114-2434, or at such other place as designated from time to time by Landlord.

     SECTION V. CONSTRUCTION AND PREPARATION OF THE PREMISES.

     (a) LANDLORD'S WORK. Landlord shall do the work shown on Exhibit B attached hereto and made a part hereof as the work on the part of Landlord in a good and workmanlike manner in accordance with all laws, rules, regulations and

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ordinances applicable thereto, the completion of which shall be considered
"Substantial Completion". Landlord's Work shall be done at Landlord's expense except as otherwise provided on Exhibit B. To the extent practical, Landlord shall give advance notice to the Tenant of the approximate date upon which Landlord's Work shall be Substantially Completed. The taking of possession of the demised premises by Tenant shall be conclusive evidence of the acceptance of the demised premises by Tenant and that the demised premises are in good and satisfactory condition, in accordance with Landlord's obligations hereunder.

     (b) TENANT'S WORK. Tenant shall do no work in or to the premises in preparation for initial occupancy hereunder. Any work done by the Tenant shall be done in a good and workmanlike manner in accordance with "plans and specifications" (as hereinafter defined) which have Landlord's written approval prior to the commencement of Tenant's work. Tenant shall furnish and install any and all necessary trade fixtures, equipment and other items necessary for the proper conduct of Tenant's business. "Plans and Specifications", as used in this
Section V(b) and in Section XIV shall mean documents and drawings sufficient for contract bidding and work completion. All of the foregoing work and all work Tenant may undertake pursuant to Section XIV of this lease shall be done in accordance with all laws, rules, regulations and ordinances applicable thereto, including, if necessary, compliance with the Americans With Disabilities Act, and the acquisition by Tenant of a Town of Wilmington Building Permit. In no event shall Landlord be required to provide or install any trade fixtures or equipment.

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     Tenant agrees to employ for any work it may do pursuant to Sections V(b)
and XIV of this lease one or more responsible contractors whose labor will work in harmony with other labor working in and on the Building and Property and with suppliers of materials for use in construction in and on the Building and Property, and especially Tenant agrees that he will not do or permit to be done anything which would cause any labor difficulty in connection with any construction in and the Building and Property.

     Tenant shall require all such contractors employed by Tenant to carry Workmen's Compensation Insurance in accordance with statutory requirements and to carry Comprehensive Public Liability Insurance and Automobile Liability Insurance covering such contractors in or about the premises in amounts not less that Five Hundred Thousand ($500,000) Dollars combined single limits for property damage, for injury or death of more than one person in a single accident and to submit certificates of insurance evidencing such coverage to Landlord prior to commencement of such work. Tenant agrees to indemnify and hold harmless Landlord from all claims, actions, demands and causes of actions occasioned by Tenant's contractors being on or about the premises or the Building or the Property of which the same form a part and from Tenant's contractors performing work in the premises.

     All contractors, subcontractors, mechanics, laborers, materialmen, and others who perform any work, labor or services, or furnish any materials, or otherwise participate in the labor or services, or furnish any materials, or otherwise participate

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in the improvement of the premises shall be and are hereby given notice that
Tenant is not authorized to subject Landlord's interest in the premises to any claim for mechanics', laborers' and materialmen's liens, and all persons dealing directly or indirectly with Tenant may not look to the premises as security for payment. Tenant shall save Landlord harmless from and against all expenses, liens, claims or damages to either property or person which may or might arise by reason of the making of any such additions, improvements, alterations and/or installations.

     SECTION VI. BUILDING AND EQUIPMENT. Landlord shall keep in serviceable condition and repair the structure and exterior of the Building and the Common Areas thereof, the plumbing and electrical systems, the heating, ventilating and air conditioning systems, and elevators servicing the Building (except for such equipment and serviceable lines installed by Tenant and except otherwise provided in Section VIII), and the exterior parking area serving the Building. The Landlord shall comply with applicable governmental rules, regulations, laws and ordinances affecting the Building, unless the violation is caused by Tenant or Tenant's use of the premises. The Landlord shall keep the sidewalks, common corridors, stairway, elevators, and all other means of ingress and egress for the premises and all public portions of the Building in serviceable repair and in a reasonably clean and safe condition. Landlord reserves the right to interrupt, curtail, stop and suspend the furnishing of any services and operation of the plumbing and electrical, heating and air conditioning systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, which may become necessary or

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when it cannot secure supplies or labor or by reason of any other cause beyond its control, without liability or any abatement of rent being due thereby. Landlord shall contract for removal of snow and ice from all parking areas, sidewalks and access ways on the Property, and shall maintain in good order and repair the lighting servicing such parking areas.

     SECTION VII. FLOOR LOAD, HEAVY MACHINERY. Tenant shall not place a load upon any floor of the premises exceeding the floor load per square foot area which floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the position of all file cabinets, business machinery, and mechanical equipment (including safes) which Tenant may place in the premises. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to prevent transmission of noise and vibration to any other part of the Building in which the premises are located. Any moving of any machinery and/or equipment into, out of, or within the premises shall be done only with the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, and shall be at the sole risk and hazard of Tenant and Tenant will indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. In the event riggers shall be required to accomplish such moving, only persons holding a Master Rigger's License shall perform the work. Tenant shall not in any way break, cut into, or damage the exterior perimeter walls or insulating

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panels of the Building in installing, ventilating or exhausting its equipment or in any other manner.

     SECTION VIII. SERVICES. Landlord shall provide at its own expense:

     (a) Access to the Building from the lobby Monday through Friday excepting legal holidays in Massachusetts, hereinafter referred to as "business days", during regular business hours. Legal holidays in Massachusetts are shown on Exhibit C attached hereto. At all other times Landlord shall provide limited access to the Building in accordance with such Building Standard entry system as shall from time to time be in effect. At the commencement of the term of this Lease, the Building standard entry system is a "key" system, so-called.

     (b) Use, in common with others, of all elevator facilities at all times.

     (c) Building Standard heat and air conditioning during normal business hours which is reasonably required for reasonably comfortable occupation of the premises, under normal business operation at an occupancy of not more than one person per 125 square feet of Net Rentable Area and an electrical load not exceeding 2.5 watts per square foot of Net Rentable Area, subject to all governmental laws, regulations or restrictions now or hereafter in force pertaining to the furnishing or use of such heat and air conditioning. Normal business hours shall mean Monday through Friday, 8:00 AM to 6:00 PM and 8:00 AM to 1:00 PM on Saturdays, holidays excepted. Landlord shall provide heat and air conditioning to Tenant at other than normal business hours, provided that Tenant pays Landlord its charges for supplying the same. At the commencement of the term of this Lease, Landlord's charge for

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supplying heat and air conditioning to Tenant at other than normal business hours is $30 per hour. Landlord reserves the right to increase this charge from time to time throughout the term of this Lease upon prior written notice to Tenant. Tenant shall not introduce into the premises personnel or equipment which overloads the capacity of the Building systems or in any other way interferes with any system's ability to perform adequately its proper functions; provided, however, if Tenant violates the foregoing, landlord may, at its option, elect to provide supplementary systems or otherwise take steps to cure such violation, at Tenant's sole cost and expense in all respects including, without limitation, system installation (and removal) and continuing costs of operation.

     (d) Cause the premises to be kept reasonably clean, provided the premises are kept in order by Tenant. The cleaning services provided hereunder are set forth on Exhibit D attached hereto and made a part hereof which represents the scope of the cleaning services. The cleaning services shall be provided only Monday through Friday, holidays excepted. Notwithstanding the foregoing, at no time and under no circumstances shall Landlord have any responsibility for the storage or removal of any "medical waste", "infectious waste", "hazardous medical waste", "hazardous waste", as such terms may from time to time be defined in such municipal, state and federal statutes, laws, ordinances, rules and regulations as may apply to Tenant or to the premises demised to Tenant because of the business, profession or activity carried on in the demised premises by Tenant, Tenant's servants, agents, employees, invitees or anyone claiming by, through or under Tenant.

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     (e) Hot and cold running water, toilet paper, paper towels and hand soap for common area wash rooms and lavatories.

     (f) Electricity for normal lighting of main lobby, elevators and stairs.

     SECTION VIII-A. LANDLORD FAILURE TO PROVIDE SERVICES. If all or a material portion of the premises is rendered untenantable as a proximate result of Landlord's negligence or misconduct, or as a proximate result of Landlord's failure to fulfill any covenant or provision of this Lease on its part to be performed (unless such failure is caused in whole or in part by the action or inaction of Tenant or another Building tenant), and such negligence, misconduct or failure to perform affects the life safety, mechanical, electrical and/or plumbing systems of the Building ("Essential Services"), or solely as a result of the United States Environmental Protection Agency, or its successor federal agency, officially declaring the Building or the premises untenantable (unless such condition is caused in whole or in part by the action or inaction of Tenant or another Building tenant), and the foregoing conditions materially and adversely interfere with the conduct of Tenant's business ("Material Failure to Provide Services"), then Tenant shall have the right hereinafter set forth. During such period of Material Failure to Provide Services, Landlord will, if reasonably practical, arrange for the provision of Essential Services on an interim basis via temporary measures until final corrective measures can be accomplished. In the event a Material Failure to Provide Services is not remedied by Landlord within seven (7) consecutive business days after receiving written notice therefor from a corporate officer of Tenant, then Tenant shall have the right to abate the rent due or

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becoming due under this Lease until said Material Failure to Provide Services is remedied by Landlord, but only to the extent that the premises have been rendered untenantable. Such rent abatement shall be applied as a credit against Tenant's rental obligations during the next four (4) months in four (4) equal installments. This Section VIII-A shall be Tenant's sole and exclusive remedy on account of Landlord's failure to provide services.

     SECTION IX. UTILITIES. Tenant shall pay for all utilities furnished to the demised premises by Landlord or any other supplier. The listing of any utility service in the previous sentence shall not constitute a representation that such utility service is available to the premises.

     (a) DEMAND AND USAGE. Landlord shall supply electricity, as supplied to Landlord by the electric utility, to the premises to meet a demand requirement (utilizing the demand measurement standards established by the supplying utility under the rate applicable to Landlord) not to exceed 3.0 watts per square foot of Net Rentable Area for premises lighting and convenience outlets. Tenant agrees Tenant's use of the premises shall not exceed such requirements or any limits from time to time established under applicable laws or regulations, or regulations of the utility providers. In addition to the rent set forth in
Section IV of this Lease and as part of the rent due under this lease Tenant shall pay Landlord the sum of Eighty-Five Cents ($.85) per square foot of Net Rentable Area per annum as an "Electricity Charge". The Electricity Charge shall be paid in equal installments of one-twelfth of the Electricity Charge each in advance on the first day of each calendar month without

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deduction or demand together with the rent described in Section IV of this
Lease. If Tenant's electricity demand exceeds the foregoing, Tenant shall pay the cost of such excess electricity demand.

     (b) CONSUMPTION. Landlord's supply of electricity shall allow for a rate of consumption by Tenant of 3.0 watts per square foot of Net Rentable Area, multiplied by sixty (60) hours of consumption per week. If Tenant's consumption exceeds such allowance, Tenant shall pay the excess costs.

     (c) SURVEY. From time to time during the Term, Landlord shall have the right to have an electrical consultant selected by Landlord make a survey of Tenant's electrical usage, the result of which survey shall in the absence of manifest error be conclusive and binding upon Landlord and Tenant. If such survey shows that Tenant has exceeded the aforesaid requirements or standards set forth in the Lease, then, upon demand and in addition to any other rights Landlord may have hereunder, Tenant shall reimburse Landlord, as Additional Rent, for the cost of such survey and the cost, as determined by such consultant, of electricity usage or demand in excess of such requirements or standards.

     (d) ESCALATION. Furthermore, it being the intention of the parties that the Rent set forth in Section IV of this Lease be net of any cost to Landlord of providing electric current to the premises, if Landlord is furnishing electric current to the premises (i.e. Tenant's premises is not separately metered by the supplying utility company), Tenant shall pay, as Additional Rent, an Escalation Charge calculated and payable as follows:

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          1. If Landlord's cost in supplying electricity to the premises for any
Operating Year exceeds the Electricity Charge (such excess being called "Tenant Excess Electricity Expenses"), Tenant shall pay to Landlord, as Additional Rent, an amount equal to the Tenant Excess Electricity Expenses for such year (and at that rate for a partial year and extrapolated to full occupancy if total
Building electric current figures are used to calculate Tenant Excess
Electricity Expenses). In determining and calculating the amount of the Tenant Excess Electricity Expenses for and in respect of any Operating Year, Landlord may utilize electric meters, equipment surveys, engineering estimates, electric consumption data for the entire Building (in which event Landlord shall appropriately apply the Escalation Factor) or any other reasonable measurement, calculation and allocation devices and formulas.

          2. Tenant shall make reasonably estimated escalation payments on account of the Tenant Excess Electricity Expenses either in monthly installments or in year-end lump sum, as Landlord shall elect. After the end of each Operating Year, Landlord shall submit to Tenant an accounting of the Tenant Excess Electricity Expenses for such Operating Year. If the estimated payments by Tenant for such Year exceed Tenant's required payment on account of the Tenant Excess Electricity Expenses for that Operating Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant (or refund the overpayment if the Term has ended and Tenant has no further obligations to Landlord). If, however, the required payments are greater than the estimated

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payments made by Tenant, Tenant shall pay to Landlord the difference within thirty (30) days after being billed therefor by Landlord.

     (e) SERVICE AND METERING. Landlord shall have the right at any time and from time to time to: (i) discontinue furnishing electricity to the premises upon at least thirty (30) days' notice to Tenant provided Landlord shall, at Tenant's expense, separately meter the premises; or (ii) continue or recommence to furnish electricity to the premises, and install at Tenant's expense a so-called check meter which shall measure the amount of electricity actually used in the premises. If Landlord exercises the right described in clause (i), then from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to the premises. In either case, from and after the effective date of such new metering:

          1. The Electricity Charge shall no longer be due from Tenant to Landlord and Tenant shall cease making payments pursuant to subsection (e) above;

          2. In the case described in clause (e)(i) above, Landlord shall permit Landlord's existing wires, risers, conduits and other electrical equipment to be used to supply electricity to Tenant provided that the limits set forth in subsection (a) shall not be exceeded; and

          3. In the case described in clause (e)(i) above, Tenant shall arrange for electrical service from, and make payments directly to, the appropriate utility company; and in the case described in clause (ii) above, Landlord may bill Tenant periodically for electricity usage as shown by such meter.

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     SECTION X. RENTABLE AREA. The "Net Rentable Area" shall be the area stated
in Exhibit A and Section I of this Lease. The net rentable is determined in accordance with measurement standards set forth in this Section X. If the premises occupies less than a full floor, the net rentable area is determined by measuring the usable space from the glass line of the Building to the middle of walls demising the premises from another premises and to the outside of corridor walls; then adding an attributable factor of eighteen percent (18%).

     SECTION XI. ESCALATION. In addition to the rent set forth in Section IV of this lease and as part of the rent due pursuant to the terms of this lease, Tenant shall pay Landlord the Tax Excess and the Operating Cost Excess as set forth in this Section XI. As used in this Section XI the following words and terms shall have the following meaning:

     (a) "Taxes" shall mean the real estate taxes and assessments imposed upon Landlord with respect to Parcel 20G commonly known as 187 Ballardvale Street, Wilmington, Massachusetts, as such parcel is defined in the records of the Assessor's Office of Wilmington on January 1, 1995 including all structures located thereon, and any and all other taxes, levies, betterments, assessments and charges arising from the ownership and/or operation of said Parcel 20G and all the structures located thereon which are or shall be imposed by a National, State or Municipal or other authorities which are or may become a lien upon Landlord and/or said Parcel 20G, but excluding any fee or penalty levied on Landlord for late payment thereof. If, or to the extent that, due to a future change in the method of taxation any franchise,

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income, profit or other tax shall be levied against Landlord in substitution or in lieu of any tax which would otherwise constitute a real estate tax, such franchise, income, profit or other tax shall be deemed to constitute "Taxes" for the purposes hereof. It is recognized and agreed by Landlord and Tenant that it is their intention by this paragraph to include in "Taxes" that which in tax year 1996 was commonly known in Wilmington as "real estate taxes", including that portion covered by the school tax rate, and any type of tax or assessment which may, throughout the term hereof be substituted, in whole or in part therefore. If, in any tax year after the tax year 1996, the Town of Wilmington or any of its departments, shall require Landlord to pay for any service which during the fiscal tax year 1996 was provided by said Town of Wilmington or any of its departments without requiring payment by Landlord, then all such payments due on account of services rendered during any tax year after the tax year 1996 shall, for purposes of this Section XI(a) be considered and treated as real estate taxes for the tax year for which such payments are due. Without in any way limiting the generality of the preceding sentence some of the services for which the Town of Wilmington or any of its departments might require payment are: police protection, fire protection, public schools, library services, park services, building inspections. Water and sewer use charges are covered elsewhere in this lease and the same shall not enter into the calculations made under this Section XI(a).

     (b) "Tax Base" shall mean the taxes for the fiscal tax year commencing July 1, 1995 and terminating June 30, 1996, as abated, if abated.

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     (c) "Tenant's Proportionate Share" for taxes shall be thirteen and 80/100 percent (13.8%).

     (d) "Tax Year" shall mean the twelve month period commencing July 1, 1995, and each twelve (12) month period commencing on an anniversary of said date during the term of the lease.

     (e) "Operating Costs" shall mean all costs incurred and expenditures of whatever nature made by the Landlord, whether directly or by allocation, in the operation, management, repair, cleaning and maintenance of the Building, Premises, Property, related equipment and facilities and appurtenant parking and landscaped areas, heating and cooling equipment, including but not limited to the following:

          1. All costs for fire, extended coverage, casualty, liability, workmen's compensation, rental interruption insurance, and all other bonds and insurance as may be required by the holder or guarantor of the mortgage upon the Building in which the demised premises are located, or otherwise reasonably required.

          2. Water and sewer charges.

          3. Heating, ventilating and air conditioning service equipment contracts.

          4. Rubbish removal.

          5. Electricity and gas charges except to the extent that the same are separately metered or apportioned to tenants, including without limitation, the cost of electric current for the operation of elevators, and public lights inside and outside the Building, and the parking area.

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          6. Common area air conditioning filter service contract.

          7. Security service equipment contracts, if any.

          8. Exterminating services and contracts.

          9. Wages including all fringe benefits, federal and state payroll, unemployment and old age taxes paid by Landlord on account of all employees who are employed 100% (or proportionally based upon a reasonable allocation if less than 100%) in, about or on account of the land, Building or other improvements of which the premises are a part. Employees shall include administrative and overhead personnel.

          10. The cost of labor and materials used in cleaning the Building, surrounding areaways and windows in the Building, the Property, and the parking area.

          11. Supplies.

          12. Elevator service contracts.

          13. All costs for permits and fees, except those associated with work undertaken solely for an individual tenant.

          14. The cost of any capital improvements or additions made to the Building that (a) are not solely for any other tenant and (b) are necessary to comply with laws not in effect when the Building was constructed or are intended to result in savings in Operating Costs after the commencement of the term of this lease, such cost thereof to be amortized over such improvement's or addition's useful life together with interest on the unamortized balance at the rate which is 2% above the

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prime rate from time to time charged by The First National Bank of Boston or such higher rate as may be paid by Landlord for funds borrowed to construct such said capital improvements or additions, it being agreed that in each lease year there shall be included in Operating Costs only such years allocable share of the amortization and interest described in this Section XI(e)14.

          15. All management fees paid for the Manager of the Building, and all asset management fees. As of the execution of this Lease, said management fees are 3 1/2% of gross revenues of the Building and said asset management fees are 1 1/2% of gross revenues of the Building. In the event said fees are paid to an affiliate of Landlord, Operating Costs shall not include any portion of said fees which are objected to by Landlord's mortgagee.

     (f) "Operating Cost Base" shall mean the amount arrived at by computing the actual costs of operation, management, repair, cleaning and maintenance of the Property, Building, related equipment and facilities, heating and cooling equipment, including, without limitation, those items described in clauses (1) through (15) inclusive of Section (e) of this Section XI shown above, for the calendar year 1996.

     (g) "Computation Year" shall mean each calendar year of a portion thereof beginning with the calendar year 1997.

     (h) "Tax Escalation Statement" and "Operating Cost Escalation Statement" shall mean a statement setting forth in reasonable detail the amount payable by Tenant as Tax Excess and Operating Cost Excess for tax year and computation years respectively. Such statement shall show the Tax Base or the Operating Cost Base as the case may be.

     (i) "Tenant's Proportionate Share for Operating Cost Escalation" shall be thirteen and 80/100 (13.8%) percent. In the event that the Building is enlarged or diminished so as to increase or decrease the net rentable area of the Building, Tenant's Proportionate Share for Operating Cost Escalation shall be adjusted to reflect accurately the portion of the net rentable area leased by Tenant.

     (j) "Tax Excess" shall mean the amount, in any Tax Year by which the Taxes for said year exceed the Tax Base, multiplied by Tenant's Proportionate Share for Taxes. Landlord may bill Tenant annually, semi-annually, quarterly, or monthly for such Tax Excess as may be due, and Tenant shall pay such bills within ten (10) days after receipt of the same.

     Appropriate credit against Tax Excess shall be given for any refund obtained by reason of a reduction in any Taxes by the Courts or other governmental agency responsible therefor. The original computation as well as reimbursement or payments of additional charges, if any, or allowances, if any under the provisions of this Section XI shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authority. Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund shall be charged against the tax refund before the adjustments are made for the Tax Year. In no event shall Tenant be entitled to receive a credit against Tax Excess for any tax year in an amount greater than Tenant's share of the Tax Excess for such fiscal tax year.

     (k) Operating Cost Excess: If the total of Operating Costs in any Computation Year exceeds the Operating Cost Base, Tenant shall pay to Landlord, Tenant's Proportionate Share of such excess and such amount being hereinafter referred to as "Operating Cost Excess". Any new or residual classification or item of expenditure made by Landlord that are within the definition of Operating Costs shall be included within the Operating Cost Excess.

     Landlord may, at its sole discretion, bill Tenant monthly, quarterly, semi-annually or annually for such Operating Cost Excess. The billing shall always be in arrears. Each bill shall set forth on an item by item basis the increase over the base year of the cost of each item for the month, quarter, half-year or year for which the bill is rendered. Any bill for a month, quarter or half-year may be rendered on an estimated basis, in which event the estimate shall be the actual cost of the item for the next year preceding increased by Landlord's estimate of what the increase for the current year shall be. Any estimated bill need not include all of the items mentioned in Section XI(e). Any annual bill shall be rendered on the basis of actual costs only. If Landlord shall render a monthly, quarterly or semi-annual bill on account of any calendar year, then within one hundred eighty (180) days after the close of such calendar year (but within ninety (90) days of the expiration of the term of this Lease), Landlord shall render an annual bill for such year which annual bill shall make all adjustments as may be necessary to reflect actual changes during that year including, without limitation, any refund as may be due to Tenant. All bills for the cost escalation portion of the rent shall be due immediately upon receipt.

     PART YEARS: CHANGE OF TAX YEAR: If the Term Commencement Date or the Termination Date occurs in the middle of a Computation Year or Tax Year, Tenant shall be liable for only that portion of the Operating Cost Excess or Tax Excess as the case may be, in respect of such Computation Year or Tax Year represented by a fraction, the numerator of which is the number of days of the herein term which falls within the Computation Year or Tax Year, and the denominator of which is three hundred sixty-five (365).

     In the event the first day of the Tax Year in the Town of Wilmington should be changed after the Term Commencement Date to a day other than July 1 so as to change the twelve-month period comprising the Tax Year, in determining the Tax Excess with respect to Taxes payable for the period between July 1 and such changed first day of the Tax Year, the Tax Excess shall be multiplied by a fraction, the numerator of which shall be the number of days elapsing during such period, and the denominator of which shall be three hundred sixty-five
(365).

     EFFECT OF TAKING: In the event of any taking of the Building or the land upon which it stands under circumstances whereby this lease shall not terminate under the provisions of Section XVII, then for the purposes of determining Tax Excess, in the event the valuation of Parcel 20G is lowered to reflect the taking, the Tax Base shall be lowered proportionately in relation to the reduced valuation. In the event the taking includes a portion of the demised premises or the building which it is a part, Tenant's Proportionate Share shall be adjusted pro-rata to reflect the proportion of the premises and/or Property remaining after such taking.

     SURVIVAL OF OBLIGATIONS: Any obligation under this Section XI of Tenant which shall not have been paid at the expiration of the term of this lease shall survive such obligation and shall be paid when and as the amount of same shall be determined to be due.

     SECTION XII. REMOVAL OF GOODS AND TENANT'S REPAIRS. At the expiration of the term, Tenant will remove its goods and effects (except as elsewhere provided herein) and will peaceably yield up to the Landlord the premises in as good order and condition as when delivered to it, excepting ordinary wear and tear (which shall not be deemed to include holes in walls or floors or special wiring caused by installation of Tenant's fixtures or equipment), repairs required to be made by Landlord and damage by fire or unavoidable casualty.

     The Tenant shall be responsible for all damages or injury to the premises, fixtures, appurtenances and equipment of Landlord, and to the Building and the Property, caused by Tenant's installation or removal of furniture, fixtures or equipment.

     SECTION XIII. SALES TAX. In the event that any sales tax shall be levied by the Commonwealth of Massachusetts, or the Town of Wilmington, or any other authority having jurisdiction, upon the rent received by Landlord from Tenant, the exact amount of such tax shall be paid by Tenant to Landlord at the same time each installment of rent is paid to the Landlord.

     SECTION XIV. IMPROVEMENTS AND ALTERATIONS. The Tenant may place such partitions, fixtures, (including light fixtures), personal property, machinery, motors and the like (subject to Section VII) in the premises and may make, at its own expense, such improvements and alterations as have the prior written approval of Landlord in each instance provided that all work done by Tenant in the demised premises shall be done in accordance with all zoning, building, fire and other codes applicable thereto. All fixtures, equipment, improvements and appurtenances attached to or built into the premises prior to or during the term shall be and remain part of the premises as of the end of the term unless specifically excluded elsewhere in this lease. In the case of damage or destruction of such items during the term, Tenant shall have the right to recover its loss from any insurance company with which it has insured the same notwithstanding that any of such things might be considered part of the premises at the end of the term. At the option of Landlord, Tenant shall remove any or all of such fixtures, equipment, improvements and alterations at the end of the term. Landlord may not require removal of pipes, wires and the like from the walls, ceilings or floors, provided that the Tenant properly cuts, caps and disconnects such pipes and wires and seals them off in a safe and lawful manner flush with the applicable wall, floor or ceiling and redecorates the area consistent with the remainder of the premises. Tenant shall be responsible for any damage to the Building caused by malfunction of equipment or the removal of its property as aforesaid.

     SECTION XV. INSPECTION. The Landlord and any mortgagee of the Building or of the Building and land, or of Landlord's interest therein, and their representatives shall have the right at all times to enter the premises to inspect the same and to make repairs or replacements therein as required by this lease and to introduce conduits and pipes or ducts; provided, however, that the Landlord (a) shall use reasonable efforts not to unduly disturb the Tenant's use and occupancy and (b) absent Tenant's prior consent shall not include as visitors any trade competitors of Tenant.

     SECTION XVI. CASUALTY. If the premises or any part thereof shall be damaged by fire or other casualty, Landlord shall proceed with reasonable diligence, and at the expense of Landlord, to repair or cause to be repaired such damage. Landlord's responsibility to restore the demised premises shall be limited to Landlord's obligations as set forth in Exhibit B and shall be subject to all zoning and building codes then applicable; Tenant shall at Tenant's expense restore and repair the demised premises to the extent of Tenant's obligations as set forth in Exhibit B and shall be subject to all zoning and building codes then applicable. All repairs to and replacement of Tenant's property and property which Tenant may be required to remove as provided in Sections XII and XIV shall be made by and at the expense of Tenant. If the premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage, the yearly rent or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been so rendered unfit, shall be suspended or abated until the premises

(except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicably may be to the condition in which they are immediately prior to such fire or other casualty. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulations, casualties, and strikes, unavailability of labor and materials, and other causes beyond the control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from reasonable delays in repairing such damage. In case the Building is so damaged by such fire or other casualty that substantial alteration or substantial reconstruction of the Building shall be required, Landlord shall provide to Tenant within forty-five (45) days of such damage a written professional opinion from Landlord's architect or engineer as to the amount of time which will reasonably be necessary to complete the repairs or restoration that Landlord is required to make hereunder should it elect not to terminate this lease. If such opinion states that the repairs or restoration will not be completed within twelve (12) months from the date of such damage, then Landlord and Tenant shall each have the right to terminate this lease by giving written notice to the other therefor within thirty (30) days of the rendering of such written opinion, said termination to be effective not less than thirty (30) nor more than sixty (60) days thereafter; provided, however, if such fire or other casualty occurs during the last eighteen (18) months of the term of this lease, and such opinion states that the repairs or restoration will not be completed within four (4) months from the date of such damage, then both Landlord and Tenant shall have the right to terminate this lease by giving written notice therefor to the other within thirty (30) days of receipt of such written opinion, said termination to be effective not less than thirty (30) nor more than sixty (60) days thereafter. If said written opinion of Landlord's architect or engineer contains a recitation that it is rendered in good faith, both Landlord and Tenant agree that it shall be conclusive and binding on both parties, and both parties hereby waive their right to contest or challenge the opinions, conclusions or determinations of said letter. In the event the lease is not so terminated, Landlord shall proceed with reasonable diligence, and at the expense of Landlord, to repair or cause to be repaired such damage. In the event of any such termination, this lease and the term hereof shall expire as of such effective termination date and the yearly rent including the Electricity Charge, the Tax Excess and the Operating Cost Excess portions thereof shall be apportioned as of such date; and if the premises or any part thereof shall have been rendered unfit for use and occupation by reason of such damage, the yearly rent including the Electricity Charge, the Tax Excess and Operating Cost Excess portions thereof for the period from the date of the fire or other casualty to the effective termination date, or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been rendered unfit, shall be abated.

     SECTION XVII. EMINENT DOMAIN CONDEMNATION. In the event that the premises or any part thereof, or the whole or any part of the Building shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct or indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received official notice of such taking, appropriation or condemnation. In the event that a substantial part of the premises or of the means of access thereto shall be so taken, appropriated or condemned, then (and in any such event) this lease and the term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received official notice of such taking, appropriation or condemnation.

     Upon the giving of any such notice of termination (either by Landlord or Tenant) this lease and the term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord's notice elect to terminate this lease and the term hereof retroactively as of the date on which such taking, appropriation or condemnation become legally effective. In the event of any such termination, this lease and the term hereof shall expire as of such effective termination date and the yearly rent shall be apportioned of such date. If neither party (having the right to do so) elects to terminate, Landlord will, with reasonable diligence and at Landlord's expense, restore the remainder of the premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation, in which event the yearly rent shall be adjusted, (i) a just proportion of the yearly rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the premises and the means of access thereto, shall be permanently abated, (including in such abatement the adjustments in the Tax Base and Tenant's Proportionate Share for Taxes as provided in Section XI, and a just adjustment in Tenant's Proportionate Share for Operating Costs and in the Operating Cost Base) and (ii) a just proportion of the remainder of the yearly rent, according to the nature and extent of the taking, appropriation or condemnation and resultant injury sustained by the premises and the means of access thereto shall be abated until the premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder. Subject to the last sentence of this Section XVII, there is expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation. It is expressly understood and agreed that the provisions of this Section XVII shall not apply to any taking, appropriation or condemnation for governmental occupancy for a period reasonably estimated to be less than one
(1) year in duration. During such period, the rent hereunder shall be abated proportionately. If the period of governmental occupancy is reasonably estimated at more than one year, Tenant may elect to terminate this lease by notice to Landlord, in the manner aforesaid. It is agreed that Tenant reserves all rights to moving and relocation expense claims as may be available to it from the condemning authority in accordance with statutes or regulations.

     SECTION XVIII. INDEMNIFICATION. Tenant shall save Landlord harmless, and will exonerate and indemnify Landlord from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm or public authority:

     (a) On account of or based upon any injury to person, or loss of or damage to tangible property, sustained or occurring on the premises on account of or based upon the act, omission, fault, or neglect of Tenant, its servants, agents, employees, licensees, invitees and guests.

     (b) On account of or based upon any injury to person or loss of or damage to tangible property, sustained or occurring elsewhere (other than on the premises) in or about the Building and Property (and, in particular, without limiting the generality of the foregoing on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, approaches, areaways, roof, outside parking areas, or other appurtenances and facilities used in connection with the Building or premises) arising out of the use or occupancy of the Property, Building or premises by the Tenant or by any person claiming by, through or under Tenant, unless caused by or resulting from Landlord's negligence, and in addition to and not in limitation of either of the foregoing subdivisions (a) or (b).

     (c) On account of or based upon (including monies due on account of) any work or things whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the premises during the term of this lease and during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the premises; and, in respect of any of the foregoing, from and against all costs, expenses (including reasonable attorney's fees), and liabilities incurred in or in connection with any such claim, or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall, at Tenant's expense, resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord, it being agreed that such counsel as may act for insurance underwriters of Tenant engaged in such defense shall be deemed satisfactory.

     SECTION XIX. PROPERTY OF TENANT. In addition to and not in limitation of the foregoing, Tenant covenants and agrees that all of its merchandise, furniture and property of every kind, nature and description which may be in or upon the premises or Building, the Property, in the public corridors, or on the sidewalks, areaways, and approaches thereto, or outside parking areas during the term hereof, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed by any cause whatsoever, no part of said damage or loss shall be charged to or borne by Landlord. Tenant agrees to carry adequate insurance to protect itself against said loss or damage.

     SECTION XX. INJURY AND DAMAGE. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow, or leaks from any part of the Building, the Property, or parking area, or from the pipes, appliances, or plumbing works or from the roof, street or subsurface or from any other place or from dampness or by any other cause of whatever nature, whether caused by other tenants or persons in the Building, or on the Property, or in any parking area or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the demised premises or in the Building. Notwithstanding anything contained herein to the contrary, Landlord shall not be relieved of its obligation to contract for the removal of snow and ice from the parking areas, sidewalks and access ways on the Property.

     SECTION XXI. ASSIGNMENT, MORTGAGING, AND SUBLETTING. Tenant covenants and agrees that neither this lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than as stated herein, or be sublet or offered or advertised for subletting, without the prior written consent of Landlord in every case. Not in limitation of the foregoing, Tenant's request for Landlord's consent to subletting or assignment shall be submitted in writing and Landlord's consent shall be granted only if the assignee, subtenant or sublessee shall agree to pay Landlord rent, including Tax Excess, Operating Cost Excess, Electricity Charge and Tenant Excess Electricity Expense at the higher of that reserved in this lease or that then current rate in the Building for new tenants. Further, it is agreed that in lieu of withholding or granting its consent Landlord may, within thirty (30) days of receipt of a request for consent from Tenant, cancel this lease as to so much of the demised premises as Tenant has proposed for assignment or subletting. If Landlord shall elect to cancel this lease as to all or a portion of the demised premises, it shall give Tenant written notice of its election, which notice shall set forth a "termination date" which shall be not less than thirty (30) or more than sixty (60) days from the receipt by Landlord of Tenant's request to assign or sublet, and on that "termination date" Tenant shall surrender the premises for which this lease has been canceled in accordance with the provisions of this lease relating to the surrender of the demised premises as the expiration of the term of this lease. If the cancellation shall be as to a portion of the demised premises only, then the Tenant's Proportionate Share for Taxes, Tenant's Proportionate Share for Operating Cost Escalation and the rent shall be adjusted proportionately to reflect said cancellation. It is hereby expressly understood and agreed, however, if Tenant is a corporation, that the assignment, or transfer of this lease, and the term and estate granted, to any corporation into which Tenant is merged or with which Tenant is consolidated or which is an affiliate of Tenant (i.e. controlling, controlled by or under common control with Tenant), which corporation shall have a net worth at least equal to that of Tenant immediately prior to such merger or consolidation (such corporation being hereinafter called "Assignee"), without the prior written consent of Landlord shall not be deemed to be prohibited hereby, if, and upon the express condition that, Assignee and Tenant shall promptly execute, acknowledge, and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby Assignee shall agree to be personally bound by and upon the covenants, agreements, terms, provisions and conditions set forth in this lease on the part of Tenant to be performed and whereby Assignee shall expressly agree that the provisions of this Section XXI shall, notwithstanding such assignment transfer, continue to be binding upon it with respect to all future assignments and transfers.

     The listing of any name other than that of Tenant, whether on the doors of the premises or on the Building directory, or otherwise, shall not operate to vest any right or interest in this lease or in the premises or be deemed to be the written consent of Landlord mentioned in this Section XXI, it being expressly understood that such listing is a privilege extended by Landlord revocable at will by written notice to Tenant; Landlord agrees not to revoke such privilege for Tenant during the term hereof.

     If this lease be assigned, or if the premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the Assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the Assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. No assignment, subletting or use of the demised premises by an affiliate of Tenant shall affect the purpose for which the demised premises may be used stated in Section II.

     SECTION XXII. SIGNS, BLINDS AND DRAPERIES. No signs or blinds may be put on or in any window by Tenant. Tenant may hang its own draperies, provided that they shall not in any way interfere with the Building standard blinds or be visible from the exterior of the Building and that such draperies are so hung and installed that when drawn, the Building standard blinds are automatically also drawn. Any signs or letters in the public corridors or on the doors must be submitted to Landlord for written approval before installation, which installation shall be at the sole expense of Tenant.

     SECTION XXIII. INSURANCE. Tenant will not do or omit to do to keep anything in, upon or about the demised premises which may prevent the obtaining of any fire, liability or other insurance upon or written in connection with the premises or the Building, the Property or any parking area or which may make any such insurance void or voidable, or which may create any extra premiums or increase the rate of any such insurance over that normally applicable to the office buildings unless the Tenant pays such extra or increased premiums.

     SECTION XXIV. INFLAMMABLES, ODORS. Tenant shall not bring or permit to be brought of keep in or on the premises or elsewhere in the Building or Property, any inflammable, combustible or explosive fluids, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to emanate from or permeate the premises.

     SECTION XXV. DEFAULT. If the Tenant shall default in the performance of any of its obligations and if such default shall continue for ten (10) days after written notice thereof by the Landlord to the Tenant, hereinafter referred to as grace period, except that if the Tenant cannot reasonably cure any such default within said ten (10) day period, this period may be extended for a reasonable time, provided that the Tenant commences to cure such default within ten (10) day period and proceeds diligently thereafter to effect such cure, and further provided that Tenant shall be entitled to only one ten (10) day grace period in any twelve month period, or if the Tenant shall be adjudicated bankrupt or insolvent according to law, or shall make an assignment for the benefit of creditors, then Landlord may lawfully enter the premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant at the demised premises and repossess the same as of the former estate of the Landlord and expel the Tenant and those claiming under the Tenant without being deemed guilty of any manner of trespass and without prejudice to any other remedies which the Landlord may have for arrears of rent or preceding breach of covenant, and upon entry or mailing as aforesaid, this lease shall terminate and the Tenant covenants that in case of such termination, it will indemnify the Landlord against all loss of rent, reletting expenses, and brokerage, which the Landlord may incur by reason of such termination during the residue of the term. The Landlord may elect to receive as damages upon termination under this Section XXV either the amount by which, at the termination of this lease, the aggregate of the rent and other charges (including escalations projected on the basis of experience under the lease) projected over the period from such termination until the normal expiration date of the term exceeds the aggregate projected rental value of the premises for such period or amounts equal to the rent and other charges which would have been payable had the lease not so terminated, payable upon the due dates as specified herein (subject to offset for net events actually received from reletting after subtraction of the expenses or reletting proportionally allocated to the term of the reletting).

     Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been terminated hereunder.

     Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

     In the event of any termination of this lease or re-entry by Landlord under the provisions of this Section XXV, or in the event of the termination of this lease or of re-entry by or under any summary process or other proceeding or action or any provision of law by reason of default under this lease on the part of Tenant, then for the purposes of computing damages as shall be payable pursuant to this Section XXV, it is agreed that:

     In calculating the damages under the first textual paragraph under this
Section XXV, there shall be payable to Landlord as part of such damages the product of the Electricity Charge, the Escalation Excesses (Tax Excess and Operating Cost Excess) for the immediately preceding Lease Year, times the number of years then remaining unexpired of the term hereof, on the agreement the Electricity Charge and the Escalation Excess would have remained constant for each subsequent Lease Year of the full term hereby granted.

     SECTION XXVI. SUBORDINATION. This lease is subject and subordinate in all respects to all mortgages which may now or hereafter be placed on or affect the real property of which the premises are a part, or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Section XXVI shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord and/or any mortgagee and their respective successors in interest may request. Notwithstanding the generality of the foregoing provisions of this Section XXVI, Tenant agrees that any such mortgagee shall have the right at any time to subordinate any such mortgages or other instruments of security to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Tenant further covenants and agrees upon demand by Landlord's mortgagee at any time, before or after the institution of any proceedings for the foreclosure of any such mortgages or other instruments of security, or sale of the Building pursuant to any such mortgages or other instruments of security (which agreement shall survive any such foreclosure sale), to attorn to such mortgagee or such purchaser upon any such sale and to recognize such purchaser as Landlord under this Lease, provided that Tenant's possession shall not be disturbed except under the terms of this Lease, and further agrees to execute any and all documents as such mortgagee may require to confirm such attornment. Notwithstanding anything contained herein to the contrary, Landlord shall obtain and provide to Tenant a Subordination, Non-Disturbance and Attornment Agreement in commercially reasonable form from its first mortgagee.

     SECTION XXVII. NOTICES. From time to time, Tenant and Landlord on at least fifteen (15) days prior written request by the other, will deliver a statement in writing certifying that this lease is unmodified and in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid and stating whether or not the Landlord or Tenant, as the case may be, is in default in performance of any covenant, agreement or condition contained in this lease and, if so, specifying each such default of which it may have knowledge.

     Any notice or demand by Tenant to Landlord shall be served by Sheriff, Constable or certified mail, postage prepaid, or recognized overnight courier, addressed to Landlord as set forth below, until otherwise directed in writing by the Landlord, and any notice or demand by Landlord to Tenant shall be served by Sheriff, Constable or certified mail, postage prepaid, or recognized overnight courier, to the Tenant as set forth below, except that notice of termination pursuant to Section XXV may be sent by regular mail postage prepaid to Tenant at the leased premises.

     To Landlord:            New Boston Wilmar Limited Partnership
                             One Longfellow Place, Suite 3612
                             Boston, Massachusetts 02114

     with a copy to:         Rappaport, Aserkoff & Rappaport
                             One Longfellow Place, Suite 3611
                             Boston, Massachusetts 02114

     To Tenant:              Ascent Pediatrics, Inc.
                             187 Ballardvale Street
                             Wilmington, Massachusetts 01887

     It is agreed that certified mail shall be conclusively deemed received one day after it is mailed, postage prepaid, and that an item sent by recognized overnight courier shall be conclusively deemed received the day it is scheduled to be delivered.

     SECTION XXVIII. RULES AND REGULATIONS. Tenant will faithfully observe and comply with the Rules and Regulations annexed hereto and such other further Rules and Regulations as Landlord hereafter at any time or from time to time may make for the Building as a whole and may communicate in writing to Tenant, which in the judgment of Landlord shall be necessary for the reputation, operation, safety, care or appearance of the Building, the Property, any parking garage, the outside parking areas, or the preservation of good order in the said Building, the Property, underground garage or parking area, or the operation of maintenance of the Building, or the equipment thereof, or the Property, or the comfort of tenants or others in the Building; provided, however, that in the case of any conflict between the provisions of this Lease and any such Rules and Regulations, the provisions of this lease shall control, and provided further, that nothing contained in this lease shall be construed to impose upon Landlord any duty of obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, or any other tenant's servants, employees, agents, visitors, invitees or licensees.

     SECTION XXIX. QUIET ENJOYMENT. The Tenant, on paying the said rent and performing the covenants of this lease on its part to be performed shall and may peaceably and quietly have, hold and enjoy the demised premises for the term aforesaid and any extension thereof.

     SECTION XXX. BINDING AGREEMENT. This lease shall bind and enure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. This lease contains the entire agreement of the parties and may not be modified except by instrument in writing signed by the parties hereto.

     SECTION XXXI. PARTNERSHIP. During such time as the Landlord shall be a limited partnership, Tenant agrees that it shall not hold any partner of Landlord personally responsible for any of the covenants of Landlord under this lease, and in the event it has a claim against Landlord, Tenant shall look only to the assets of the partnership for satisfaction thereof. Tenant specifically agrees to look solely to

Landlord's interest in the Building for recovery of any judgment from Landlord; it being specifically agreed that neither the Landlord nor anyone claiming by, through or under Landlord shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant.

     SECTION XXXII. SEISIN. In the event of a sale or other disposition of the Building and/or land underlying it by Landlord, Landlord shall be entirely free and relieved from the performance and observance thereafter of all covenants and obligations of Landlord hereunder, it being understood and agreed in that the successor to Landlord's ownership shall thereupon and thereafter assume and perform and observe, any and all of such covenants and obligations of Landlord. Landlord shall transfer said security deposit to any purchaser of the Building.

     SECTION XXXIII. INSURANCE. Tenant shall maintain in full force and effect the following insurance written by one or more responsible companies licensed to do business in Massachusetts in form and content reasonably satisfactory to Landlord, including, except as to (2) of this Section XXXIII at the request of Landlord, Landlord as a named insured as interest may appear under the lease, and Tenant shall keep deposited with the Landlord copies of all policies of insurance, or certificates thereof, with endorsements on such policies or certificates to the effect that such insurance shall not be canceled by the insurer without at least fifteen (15) days prior notice to Landlord.

     (1) Comprehensive general liability insurance on an occurrence basis in an amount not less than One Million Dollars ($1,000,000) combined single limit for property damage and for any personal injury, including death, to one or more than one person arising out of any one incident.

     (2) Worker's compensation insurance covering all employees, and, if Tenant shall contract with any independent contractor for the furnishing of labor, materials or services to Tenant, Tenant shall require such independent contractor to maintain workmen's compensation insurance covering all its employees and all the employees of any subcontractor.

     (3) Personal Property - Landlord shall not be liable to Tenant for and Tenant shall carry his own insurance to protect against:

          (i) Damage to or loss of property entrusted to employees of the Landlord.

          (ii) Loss of property through thefts regardless of where the theft takes place.

          (iii) Damage to property regardless of where the damage takes place.

          (iv) Damage to or loss of property caused by other tenants or occupants of the Building or caused by visitors to or in the Building.

     It is specifically understood that Landlord's insurance does not cover any personal property of Tenant and Tenant shall not make any claim for loss of or damage to such property against Landlord or Landlord's insurance carrier and shall not permit its insurance carrier to make any claim for loss or damage to such property against Landlord or Landlord's insurance carrier.

     SECTION XXXIV. SUBROGATION, INSURANCE PREMIUMS.

     (a) The Landlord discharges and releases the Tenant to the extent of the Landlord's fire or casualty insurance coverage, but only with respect to loss and damage occurring during such times as the Landlord's policies of fire and casualty insurance shall contain an operative clause or endorsement providing that such discharge or release shall not affect the policy or the right of the Landlord to recover thereunder, even if such fire or other casualty may have been brought about by the fault or neglect of Tenant, its agents or employees, for or on account of any and all claims and liabilities arising out of any loss or damage during the term hereof, or any extension or renewal thereof, to any property of the Landlord caused by (1) fire and such risks as are customarily comprehended by the term "extended coverage" in endorsements to fire insurance policies, and (2) such other risks as are covered by insurance which the Landlord may desire to procure.

     (b) Tenant discharges and releases the Landlord, to the extent of Tenant's fire and casualty insurance coverage, but only with respect to loss and damage occurring during such times as Tenant's policies of fire and casualty insurance shall contain an operative clause or endorsements providing that such discharge or release shall not affect the policy or the right of the Tenant to recover thereunder, even if such fire or other casualty may have been brought out by the fault or neglect of the Landlord, its agents or employees, for or on account of any and all claims and liabilities arising out of any loss or damage during the term hereof, and any extension or renewal thereof, to any property of Tenant caused by (1) fire or such other risks as are customarily comprehended by the term "extended coverage" in endorsements to fire insurance policies, and (2) such other risks as are covered by insurance which Tenant may desire or be obligated to procure.

     (c) In consideration of the foregoing, each of the parties hereto agrees with the other party that (1) such insurance policies or any extension or renewal thereof shall, if the insurance carrier permits, include a clause or endorsement which provides in substance that the insurance company waives any right of subrogation which it might otherwise have against the Landlord or Tenant, as the case may be, and (2) upon demand of the other party hereto, will reimburse the other party for any extra premium costs, if any, incurred by the latter in obtaining such clause or endorsement, or at its option, in lieu thereof, shall relieve such other party of the discharge or release described above.

     Upon demand, in writing, by either party hereto, the other party agrees to furnish to it a statement of the amount and type of insurance coverage and the names of the insurance companies and to request its insurance companies to give notice to such other party of any cancellation or discontinuance of any part of such coverage.

     SECTION XXXV. SHORING. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claims for damages or indemnity against

Landlord, or diminution or abatement of rent, provided Landlord will use reasonable efforts not to unduly disturb Tenant's business operations.

     SECTION XXXVI. REZONING. Tenant agrees that he will not oppose any application for rezoning or variance instituted by Landlord, his successors or assigns.

     SECTION XXXVII. SEPARABILITY. If any provisions or any part of any provision of this lease or if the application of any provisions of any part of this lease to any person, entity, or circumstance shall be held invalid by a court of competent jurisdiction, such invalidity shall have no effect on any other provision or any part of any provision of this lease or its application to any other person, entity, or circumstance.

     SECTION XXXVIII. WAIVER OF TRIAL BY JURY. Landlord and Tenant agree that they shall, and hereby do, waiver trial by jury in any action arising out of Tenant's use and occupancy of the demised premises.

     SECTION XXXIX. NO WAIVER. No act or thing done by Landlord or Landlord's agents during the term of this lease shall constitute an eviction by Landlord, nor shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of this lease, or any of the rules and regulations set forth in this lease or hereafter adopted by Landlord, shall not constitute a waiver in any respect nor prevent a subsequent act, which originally constituted a violation from having all force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account, nor shall any endorsement or statement on any check, nor any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or such rent or pursue any other remedy in this lease provided.

     SECTION XL. HOLDING OVER. In the event Tenant or any party claiming by, through or under Tenant shall hold over the premises or any part thereof after the termination of this Lease, such holding over shall constitute and be construed as a tenancy at sufferance only, provided that all the terms of this Lease shall apply except that the rent set forth in Section IV shall be calculated at a daily rate equal to one hundred fifty percent (150%) of the rent reserved in said Section IV. Nothing contained in this Section XL shall be construed as Landlord's consent to Tenant holding over.

     SECTION XLI. ADDITIONAL AIR CONDITIONING. In the event that Tenant shall install any equipment (including computers, but not limited thereto) that produce heat necessitating the use of air conditioning in addition to the Building standard space air conditioning system provided by Landlord, Landlord shall install such additional air conditioning at Tenant's expense, such expense to include all costs for the installation, operation, maintenance and repair of such air conditioning equipment. Tenant's obligation to pay for additional air conditioning as above described shall be adjusted proportionately to reflect any portion of such installation, operation, maintenance and repair costs as may be properly apportioned with other tenants on account of their utilization of said additional air conditioning in the Building of which the demised premises are a part. It is further agreed that to the extent it is necessary for Landlord to use its cooling tower and pumps to provide such additional air conditioning, the cost of operating, maintaining and repairing such cooling tower and pumps shall be part of the cost of the additional air conditioning described in this paragraph and shall be borne by Tenant in the manner described in this paragraph.

     SECTION XLII. CAPTIONS, PLURAL, GENDER. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions hereof. Whenever a masculine or singular pronoun is used in this Lease, it shall include the feminine and plural thereof whenever the context so permits or requires.

     SECTION XLIII. BROKERAGE. Tenant covenants that it has dealt with no broker other than the broker specified at the end of this Section XLIII, as Tenant's Broker and as Landlord's Broker, in locating the premises demised by this lease and in negotiating this lease and Tenant further covenants and agrees that it shall hold Landlord harmless from any and all claims which may be asserted by any real estate broker other than the broker specified at the end of this
Section XLIII, as Tenant's Broker and as Landlord's Broker, who claims that he showed or referred the Tenant to the Landlord or to the demised premises for any transaction involving or resulting in this lease or premises demised hereby.

     Tenant's Broker:    Roy Hirschland
                         Spaulding & Slye
                         125 High Street
                         Boston, Massachusetts

     Landlord covenants that it has dealt with no broker other than the broker specified at the end of this Section XLIII, as Tenant's Broker and as Landlord's Broker, in locating the premises demised by this lease and in negotiating this lease and Landlord further covenants and agrees that it shall hold Tenant harmless from any and all claims which may be asserted by any real estate broker other than the brokers in this Section XLIII, as Tenant's Broker and as Landlord's Broker, who claims that he showed or referred the Landlord to the Tenant or to the demised premises for any transaction involving or resulting in this lease or premises demised hereby.

     Landlord's Broker:  Curt Oberg
                         Spaulding & Slye
                         125 High Street
                         Boston, Massachusetts

Landlord agrees that Tenant shall have no liability for payment of the brokerage commissions of either Landlord's Broker or Tenant's Broker named herein, and Landlord shall indemnify Tenant on account thereof.

     SECTION XLIV. HAZARDOUS WASTE.

     (a) For the purpose of this Section XLIV - "Hazardous Substance" shall mean any waste, substance or other material which may be dangerous to health or environment, including, without limitation, all "hazardous wastes", Hazardous materials"; Hazardous substance", "toxic substance," "oil"; "infectious medical waste" and "hazardous medical waste" as defined in any federal, state, or local law, regulation or ordinance, or otherwise.

     (b) Tenant shall not dump, flush or in any way introduce any Hazardous Substances, which are regulated under the Resource Conservation and Recovery Act of 1976, as amended, (42 U.S.C. Section 6901, et. seq. "RCRA") the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (42 U.S.C. 9601 et. seq. "CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat 1613, ET SEQ., and/or any other applicable Municipal, federal, state law, into the sewerage, drainage or other waste disposal system serving the demised premises, the building of which the same form a part or the land on which it stands (the "Property").

     (c) Tenant shall not generate, use, store or dispose of Hazardous Substances regulated under RCRA, CERCLA, SARA and/or any other applicable Municipal, federal or state environmental law, in or on the demised premises, the building of which the same form a part or the Property, nor transport Hazardous Substances from the demised premises, the Building of which the same form a part or the Property except in compliance with RCRA, CERCLA, SARA, and any other applicable Municipal, federal or state environmental law.

     (d) Tenant shall promptly notify Landlord in writing of any incident in the demised premises or the building of which the same form a part or the Property which might require the filing of a notice under any statute described in
Section XLIV(b) of this Lease.

     (e) Tenant shall indemnify and hold Landlord harmless from any and all costs, liabilities, demands, claims, civil or criminal actions, or causes of action, civil or criminal penalties, fines, losses, liens, assessments, damages, liabilities, costs, disbursements, expenses or fees of any kind or any nature (including without limitation all clean-up costs and attorney's fees) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord arising out of or on account of Tenant's failure to comply with the provisions of Section XLIV of this Lease, where due to any action or non-action of Tenant.

     SECTION XLV. SECURITY DEPOSIT. Landlord shall hold and retain a security deposit in a separate interest-bearing account at a recognized financial institution in the amount set forth at the end of this Section XLV throughout the term hereof as security for the faithful performance by Tenant of each and every term, condition, covenant and provision of this lease. Landlord may apply all or any damage to the leased premises or to the restoration thereof or to any rent, including tax excess which may be due from Tenant to Landlord. In the event that Landlord shall so apply all or any portion of the said security deposit, Tenant shall immediately upon ten (10) days' notice, restore the same to its full amount. All or any portion of the security deposit remaining at the expiration or other termination of this lease which has not been so applied shall be returned to Tenant.

     Amount of Security Deposit: $57,280.00

Notwithstanding anything to the contrary herein contained, if but only if Tenant shall not have been in default beyond applicable grace periods of any of the terms, conditions, covenants and obligations to be observed by Tenant hereunder during the first twenty-three (23) months of the lease term, then Nineteen Thousand Ninety-Three Dollars ($19,093.00) of said security deposit shall be applied to Tenant's rental obligation hereunder for the twenty-fourth (24th) month of the lease term. Otherwise, the full security deposit shall be held by Landlord for the full term of this lease as provided herein.

     SECTION XLVI. LEASE CONTINGENCY. Reference is hereby made to a certain lease between Mutual Benefit Life Insurance Company in Rehabilitation ("MBL"), as landlord and Roy F. Weston, Inc., as tenant, dated January 7, 1993 (hereinafter referred to as "Prior Lease") for the same 14,320 square feet demised to Tenant hereunder. Landlord is the successor in interest to MBL. This lease is expressly contingent upon the termination of the Prior Lease, it being understood and agreed by Landlord and Tenant that in the event a Lease Termination Agreement with respect to the Prior Lease is not fully executed and delivered on or before November 25, 1996, and in the event Roy F. Weston does not vacate the premises on or before January 22, 1997, this Lease shall be void and of no force and effect, Landlord and Tenant thereafter having no further obligations one to the other.

     SECTION XLVII. MULTIPLE COUNTERPARTS. This lease may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     SECTION XLVIII. OPTION TO EXTEND. Tenant shall have an option to extend the term of this Lease for one additional term of five (5) years, commencing upon the expiration of the initial term of this lease and terminating sixty (60) months thereafter (the "Option Term"), provided that Tenant proceeds strictly in accordance with the provisions of this Section XLVIII.

     Not less than twelve (12) months prior to the expiration of the initial term of this Lease, Tenant shall advise Landlord in writing that Tenant wishes to extend the term of this Lease for the Option Term. If at the time Landlord receives Tenant's extension notice this lease is in full force and effect without default on the part of the Tenant, then, during the next thirty (30) day period, Landlord shall notify Tenant in writing of the rent which shall be due for the Option Term. The rent specified by Landlord shall be that which the Landlord reasonably projects will be the fair market rent as of the commencement of the Option Term, but in no event less than the rent for the last year during the initial term of this Lease. Within three (3) weeks after Landlord has given Tenant notice of the rent which shall be due during the Option Term, Tenant shall notify Landlord whether or not it agrees to pay such rent. If Tenant shall agree in writing to pay such rent, and if upon the commencement date of the Option Term, the lease is in full force and effect without default on the part of the Tenant, then this Lease shall be extended for the Option Term without the execution of any additional documents, and each and every term and condition of this Lease shall apply during the Option Term except only that the rent which shall be due during the Option Term shall be that agreed upon by Landlord and Tenant, and the phrase "term of this Lease" shall be construed to mean the Option Term of this Lease. If Tenant shall not agree in writing to pay such rent, this Lease shall terminate as provided in Section III, and Tenant shall vacate the demised premises on or before such date in accordance with the provisions of this Lease. If Tenant shall fail to give Landlord written notice of its desire to extend the term of this Lease as hereinbefore specified, Tenant shall have no right to extend this Lease for the Option Term, and this Lease shall terminate as provided in Section III, and Tenant shall vacate the demised premises on or before such date in accordance with the provisions of this Lease.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals this 21st day of November, 1996.

                                            Landlord:


                                            NEW BOSTON WILMAR
                                            LIMITED PARTNERSHIP

                                            By:      New Boston Fund, Inc.,
                                                     Its General Partner


                                            By:
                                              ---------------------------------
                                                     Its


                                            Tenant:
                                            ASCENT PEDIATRICS, INC.


                                            By: /s/  Alan R. Fox
                                              ---------------------------------
                                                     Its President/CEO

                                   EXHIBIT "B"

LANDLORD'S WORK

Landlord shall patch as needed all interior walls in the premises, and shall repaint all interior walls. Landlord shall professionally clean all existing carpeting throughout the premises, and the same shall be dry as of the date Tenant moves into the premises.

TENANT'S WORK

                                      None.

                                   EXHIBIT "C"


                          MASSACHUSETTS LEGAL HOLIDAYS



*January 1                          - New Year's Day

Third Monday in January             - Martin Luther King, Jr. Day

Third Monday in February            - Washington's Birthday

Third Monday in April               - Patriot's Day

Last Monday in May                  - Memorial Day

*July 4                             - Independence Day

First Monday in September           - Labor Day

Second Monday in October            - Columbus Day

*November 11                        - Veteran's Day

Fourth Thursday in November         - Thanksgiving Day

*December 25                        - Christmas Day


*Should any of these dates fall on a Sunday, the Holiday is observed on the following Monday.

                                   EXHIBIT "D"

                                SCOPE OF SERVICES

I.   CLEANING

     A.   OFFICE AREA

          Daily: (Monday through Friday 6:00-10:00 pm; holidays excepted)
          -----

          1. Empty and clean all waste receptacles and ash trays and remove waste materials from the premises; wash receptacles as necessary.

          2.   Sweep and dust mop all uncarpeted areas using a dust-treated mop.

          3.   Vacuum all rugs and carpeted areas.

          4. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

          5.   Wash clean all water fountains.

          6. Remove and dust under all desk equipment and telephone and replace same.

          7.   Wipe clean all brass and other bright work.

          8.   Hand dust all grill work within normal reach.

          9. Upon completion of cleaning, all lights will be turned off and doors locked, leaving the premises in an orderly condition.

          Weekly:
          ------

          1.   Dust coat racks, and the like.

          2. Remove all finger marks from private entrance, doors, light switches, and doorways.

          Quarterly:
          ---------

          Render high dusting not reached in daily cleaning to include:

          a. Dusting all pictures, frames, charts, graphs, and similar wall hangings.

          b. Dusting all vertical surfaces, such as walls, partitions, doors, and ducts.

          c.   Dusting all pipes, ducts, and high moldings.

          d.   Dusting all venetian blinds.

     B.   LAVATORIES

          Daily: (Monday through Friday, inclusive; holidays excepted)
          -----

          1.   Sweep and damp mop floors.

          2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping, and toilet seat hinges.

          3.   Wash both sides of all toilet seats.

          4.   Wash all basins, bowls, and urinals.

          5.   Dust and clean all powder room fixtures.

          6.   Empty and clean paper towel and sanitary disposal receptacles.

          7.   Remove waste paper and refuse.

          8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished to Landlord.

          9.   A sanitizing solution will be used in all lavatory cleaning.

          Monthly:
          -------

          1.   Machine scrub lavatory floors.

          2.   Wash all partitions and tile walls in lavatories.


     C.   MAIN LOBBY, ELEVATORS, BUILDING EXTERIOR, AND CORRIDORS.

          Daily: (Monday through Friday, inclusive; holidays excepted)
          -----

          1.   Sweep and wash all floors

          2.   Wash all rubber mats.

          3. Clean elevators, wash or vacuum floors, wipe down walls and doors.

          4.   Spot clean any metal work inside lobby.

          5.   Spot clean any metal work surrounding building entrance doors.

          Monthly:
          -------

          All resilient tile floors in public areas to be treated equivalent to spray buffing.

     D    WINDOW CLEANING

          Windows of exterior walls will be washed semi-annually.

     E. Tenant requiring services in excess of those described above shall request same through Landlord, at Tenant's expense.

     F.   SNOW REMOVAL

          Clearing, sanding and salting of all snow and ice surrounding the building walkways, as accumulated during storms, with special emphasis on the building opening at 7:00 am Monday - Friday and by 8:00 am on Saturday.

                              RULES AND REGULATIONS

     The following Rules and Regulations constitute a part of the Lease and of Tenant's obligations thereunder in respect of Tenant's use and occupancy of the Premises in the Building.

                                I. BUILDING HOURS

     1.1. The Building is open from 8:00 a.m. to 6:00 p.m. on Monday through Friday, and Saturdays from 8:00 am to 1:00 pm except for Massachusetts Holidays. The Building is closed on Sundays.

     1.2. If you wish to use the Building during other times, please obtain pass-cards for authorized members of your staff from the Building Management Office. As additional security, all persons entering the Building after hours are required to sign in and out in a logbook provided for that purpose.

     1.3. If you will need after-hours heating or air-conditioning services, please notify the Building Management Office by 3:00 p.m. on the previous working day. (These Building services are either reduced, or shut off completely when the Building is closed.) You will be charged overtime use of the Building services.

     1.4. You are advised, for the protection and safety of your personnel, to lock front doors at the end of each working day. Front doors also should be locked whenever your receptionist leaves the area.

     1.5. If you have night-line telephone service, please submit a list of numbers and personnel to the Building Management Office. This will enable the Landlord to contact your office after 6:00 p.m. on the occasions when visitors call after normal working hours.

     1.6. If you wish to remove fixtures or materials from your premises after 6:00 p.m. or to have work performed after 6:00 p.m., by someone who does not have a Building pass, the Building Management Office must be notified in advance in writing.

                      II. ELEVATORS, DELIVERIES AND PARKING

     2.1. If you expect delivery of any bulky material, notify the Building Management Office reasonably in advance so that freight elevators may be scheduled and elevator pads may be installed if necessary. This protects both your shipment and the elevators. For the convenience of all, passenger elevators may not be used for deliveries of any bulky goods.


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     2.2. All larger deliveries must be made from the designated Building loading dock area. Large deliveries can be expedited by notifying the Building Management Office 24 hours in advance. The receiving area can accommodate certain types and sizes of vehicles. All hand trucks used for deliveries must be equipped with rubber bumpers and tires.

     2.3. The loading dock may be used only for deliveries. No vehicles are allowed to stand or park in this area after unloading nor are vehicles allowed to park at the loading dock for service calls. You should advise your vendors and suppliers of this rule. Any vehicles abusing the truck dock privileges are subject to being towed at the owner's expense.

                    III. GENERAL USE OF BUILDING AND PREMISES

     3.1. Tenants are not permitted to place or store property on the sidewalks, passageways, parking areas or courtyards adjacent to the Building or in the elevators, vestibules, stairways, or corridors (except as may be necessary for brief periods during deliveries).

     3.2. No bicycles or animals may be brought into or kept in or about the Building or premises.

     3.3. Rubbish, rags, sweepings, acid and any and all harmful or damaging substances may not be deposited in the lavatories or in the janitor closets. Please make arrangements with the Building Management Office for disposal of any unusual trash.

                            IV. REPAIRS AND SERVICES

     4.1. You are responsible for all general repairs and maintenance of your Premises including, but not limited to, Tenant supplied supplementary air conditioning, exterior doors, and exterior signs. All repairs, installations, or alterations to the Building or its fixtures must first be approved and scheduled by the Building Manager.

     4.2. All requests for work to be done in your Premises by any of the Building Management Staff should be directed to the Building Manager. Building employees are not permitted to perform any work outside their regular duties except upon special instructions from the Building Manager.

     4.3. All schedules for the performance of your construction and repair work must be coordinated by the Building Manager to avoid conflicts with various building construction and maintenance schedules. Tenants must inform the Building Manager, at least 72 hours before any work is to begin, of the nature of the work,

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where and when it is to be performed, the name of the contractor or concern doing the work, and the name of the individual who will supervise the performance of the work. You will be required to obtain from the persons doing work certificates of insurance coverage, signed lien waivers, and payment and performance bond in form and substance satisfactory to the Landlord. Work may not begin until such requirements have been satisfied.

     4.4. Landlord shall purchase and install, at your expense, all lamps, tubes, bulbs, starters and ballasts.

                         V. FLOOR LOAD - HEAVY MACHINERY

     5.1 You may not place a load upon any floor in the Premises or Building exceeding the floor load which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and positions of all business machines and mechanical equipment, including safes, all of which shall be so placed as to distribute the weight. You shall place and maintain your business machines and mechanical equipment in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. You may not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable. Notwithstanding the foregoing, proper placement of all such business machines, etc. in the Premises shall be your responsibility as Tenant.

     5.2. If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, you must employ only persons holding a Master Riggers's License to do such work; and all work in connection therewith must comply with applicable laws and regulations. Any such moving shall be at your own sole risk and hazard and you, as Tenant, will defend, exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

                VI. ELECTRICAL SYSTEM: ENERGY CONSERVATION: WATER

     6.1. In order to assure that the Building's electrical standards are not exceeded and to avert possible adverse effect on the Building's electric system, you may not, without Landlord's prior consent, connect any fixtures, appliances or equipment to the Building's electric distribution system other than standard office equipment, such as typewriters, pencil sharpeners, adding machines, hand-held or desk top calculators, dictaphones, office computers and copies.


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     6.2. Notwithstanding anything to the contrary contained in the Lease,
Landlord reserves the right to implement policies and procedures it deems, in its reasonable judgment, to be necessary or expedient in order to conserve and/or preserve energy and related services, or to be necessary or required in order to comply with applicable government laws, rules, regulations, codes, orders and standards.

     6.3. If you shall use water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure your water consumption for all water purposes. In the latter event, you shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. You agree to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from you as an additional charge.

     6.4. The windows of the Building are designed for superior insulation and to reduce glare. Building standard blinds or drapes present and elegant appearance and contribute to the effectiveness of the Building's heating and cooling systems. You should keep the blinds or drapes closed when windows are exposed to the sun's rays in summer and keep them open when the sun is bright enough to provide warmth during the winter months.

                           VII. SIGNS AND ADVERTISING

     Except as hereinafter provided, you may not place on the exterior of the Premises (including both interior and exterior surfaces or doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisement or the like visible to the public view outside of the Premises. Landlord shall withhold consent for signs or lettering on the entry doors to the Premises, unless such signs conform to Building standards adopted by Landlord. All signage must be in accordance with a plan or sketch of the sign to be placed on such entry doors submitted to and approved by Landlord in advance. Landlord agrees, however, to maintain a tenant directory in the lobby of the Building in which will be placed your name and the location of the Premises in the Building. Neither Landlord's name, nor the name of the Building or any Center, Office Park or other complex of which the Building is a part, or the name of any other structure erected therein shall be used without Landlord's consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.


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


                   VIII. LIFE SAFETY AND EMERGENCY PROCEDURES

     In case of emergency situations such as power failure, water leaks or serious injury, call the Building Management Office immediately. In case of fire or smoke, pull the nearest alarm (located on your floor) and then call the Building Management Office

                           IX. SMOKE FREE ENVIRONMENT

     Smoking is not permitted in the lobby, hallways, corridors or stairs.


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